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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 12, 2003

                        Hector Communications Corporation
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


               Minnesota            0-18587          41-1666660
         --------------------- ---------------- ------------------
            (State or other      (Commission      (IRS Employer
             jurisdiction       File Number)      Identification
           of incorporation)                           No.)

                    211 South Main Street
                    Hector, Minnesota             55342
                 --------------------------  --------------
                    (Address of principal      (Zip Code)
                     executive offices)

Registrant's telephone number, including area code (320) 848-6611



Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

On May 12, 2003, Hector Communications Corporation (the "Company") reported its financial results for its first fiscal quarter ended March 31, 2003. See the Company's press release dated May 12, 2003, which is furnished as Exhibit 99 and incorporated by reference in this Current Report on Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             Hector Communications Corporation

Date: May 14, 2003           By  /s/ Charles A. Braun
                                -------------------------------------------
                                 Charles A. Braun
                                 Chief Financial Officer

  No.                       Exhibit                       Manner of Filing
------    -------------------------------------------   --------------------
99        Press Release dated May 12, 2003.              Filed Electronically



Contact: Curtis A. Sampson, Chairman and Chief Executive Officer Steven H. Sjogren, President
                  Paul N. Hanson, Vice President and Treasurer

For Immediate Release

                    Hector Communications Corporation Reports
               Revenues and Earnings for the First Quarter of 2003

May 12, 2003--Hector, MN--Hector Communications Corporation (AMEX: HCT) today reported revenues of $10,494,000 for the three months ended March 31, 2003, an increase of 6% from $9,859,000 in 2002. The increase was due to increased revenues from video and internet services and one-time adjustments to access revenues reflecting greater than anticipated recoveries from bankruptcy claims. Operating income increased 10% to $2,821,000 in 2003 from $2,557,000 in 2002. Income from the Company's investment in Midwest Wireless Holdings LLC was $806,000 in the 2003 period compared to $793,000 in 2002. Income before the cumulative effect of change in accounting principle for 2003 came to $1,127,000 or $.30 per diluted share, compared to $1,085,000 or $.28 per diluted share in 2002.

During the first half of 2002, the Company tested the value of its goodwill and intangible assets as required under the provisions of Statement of Financial Accounting Standards No. 142. As a result of this test, the Company concluded that the carrying value of the goodwill and intangible assets in certain of its operating units exceeded the market value. Accordingly, the Company recognized an impairment loss, net of income taxes and minority interest of $3,147,000 ($.82 per diluted share) and recorded it as a cumulative effect of change in accounting principle against first quarter 2002 earnings. The Company's net loss for the first quarter of 2002, after the impairment loss, was $2,062,000 or $.54 per diluted share.

The Company now expects to complete the Alliance Telecommunications Corporation breakup transactions at the end of May, 2003. In the transactions, Golden West Telecommunications Cooperative, Inc. and Alliance Communications Cooperative, Inc. (Alliance's minority investors) would exchange their interests in Alliance for two rural ILECs which serve 8,650 telephone access lines and 2,400 cable television customers. Revenues and operating income from these operations in the first quarter of 2003 were $2,461,000 and $989,000, respectively. The Company's ownership interest in Midwest Wireless Holdings, LLC would be reduced from 10.4% to 8.0%. The Company's debt to CoBank, incurred in the 1996 purchase of Ollig Utilities ($37,311,000 at March 31, 2003) would be reduced by $13,145,000. On a pro forma basis, if this transaction had occurred effective January 1, 2003 the Company's net income for the first quarter of 2003 would have been reduced to $875,000 and net income per diluted share would have been reduced to $.23.

Curtis A. Sampson, chairman and chief executive officer, said he was encouraged that the Company grew revenues and operating income in the first quarter of 2003, despite the down economy. He said the Company recently concluded negotiations to sell two small groups of cable television systems representing 2,100 subscribers that did not fit into the Company's plan to streamline operations. The asset sales were expected to close during the second quarter of 2003. He also said that the Company was continuing its efforts to pare down costs by consolidating Hector and Alliance operations.

Hector Communications Corporation is a telecommunications holding company which, through its wholly-owned and majority-owned subsidiaries, provides telecommunications services in rural communities in Minnesota, Wisconsin, South Dakota, North Dakota and Iowa. The Company presently serves approximately 38,800 telephone access lines and 13,700 cable television subscribers and has minority ownership interests in many other telecommunications companies.


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From time to time in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders and the investing public, the Company may make statements regarding the Company's future financial performance. Such forward looking statements are subject to risks and uncertainties, including but not limited to, the effects of the Telecommunications Act, new technological developments which may reduce barriers for competitors entering the Company's local exchange or cable television markets, higher than expected expenses and other risks involving the telecommunications industry generally. All such forward-looking statements should be considered in light of such risks and uncertainties.
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

       Hector Communications Corporation and Subsidiaries
                        Earnings Summary

                                                   Three Months Ended March 31
                                                         2003             2002
                                                  ------------     ------------
Revenues                                          $ 10,493,587     $  9,858,596

Costs and expenses:
  Plant operations                                   1,632,921        1,306,871
  Customer operations                                  515,390          594,492
  General and administrative expenses                1,441,101        1,341,673
  Depreciation and amortization                      2,479,181        2,441,678
  Other operating expenses                           1,603,662        1,617,130
                                                  ------------     ------------
    Total costs and expenses                         7,672,255        7,301,844

Operating income                                     2,821,332        2,556,752
Other expense (income):
  Income from investment in
    Midwest Wireless Holdings, LLC                    (806,364)        (793,348)
  Other income                                        (103,261)        (181,752)
  Interest expense                                   1,218,232        1,129,466
                                                  ------------     ------------
    Net other expense                                  308,607          154,366

Income before income taxes and minority interest     2,512,725        2,402,386
Income tax expense                                   1,006,000          920,000
Income before minority interest                      1,506,725        1,482,386
Minority interest in earnings of Alliance              380,207          397,661
 Telecommunications Corp.
                                                  ------------     ------------
Income before change in accounting principle         1,126,518        1,084,725
Cumulative effect of change in accounting
  principle, net of income taxes
  and minority interest                                               3,146,569
                                                  ------------     ------------
Net Income (Loss)                                 $  1,126,518     $ (2,061,844)
                                                  ============     ============

Basic net income (loss) per common share:
  Before cumulative effect of change
   in accounting principle                        $        .32     $        .31
  Cumulative effect of accounting change                                   (.90)
                                                  ------------     ------------
                                                  $        .32     $       (.59)
                                                  ============     ============
Diluted net income (loss) per share:
  Before cumulative effect of change in
    accounting principle                          $        .30     $        .28
  Cumulative effect of accounting change                                   (.82)
                                                  ------------     ------------
                                                  $        .30     $       (.54)
                                                  ============     ============